EXHIBIT 4.2

                FORM OF FLOW-THROUGH SPECIAL WARRANT CERTIFICATE

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THESE  SECURITIES  HAVE NOT BEEN  REGISTERED  WITH THE  SECURITIES  AND EXCHANGE
COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO
AN  AVAILABLE   EXEMPTION  FROM,  OR  IN  A  TRANSACTION  NOT  SUBJECT  TO,  THE
REGISTRATION   REQUIREMENTS  OF  THE  SECURITIES  ACT  AND  IN  ACCORDANCE  WITH
APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.

THIS SPECIAL WARRANT AND THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF THIS SPECIAL WARRANT HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THIS SPECIAL WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) UNLESS THE COMMON SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND THE CORPORATION RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO SUCH EFFECT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF: (i) FEBRUARY 27, 2007, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

                    FLOW-THROUGH SPECIAL WARRANT CERTIFICATE

                            PATCH INTERNATIONAL INC.
                 (Incorporated under the laws of Nevada, U.S.A.)

FLOW-THROUGH SPECIAL WARRANT                  * FLOW-THROUGH SPECIAL WARRANTS
CERTIFICATE NO.   FTSW-FEB *, *               entitling  the  holder to acquire,
                                              in certain circumstances,  one (1)
                                              Common  Share  for  each   Special
                                              Warrant represented hereby.


THIS FLOW-THROUGH SPECIAL WARRANT IS ISSUED IN CONJUNCTION WITH A SUBSCRIPTION FOR FLOW-THROUGH SPECIAL WARRANTS OF THE CORPORATION. TERMS NOT DEFINED HEREIN HAVE THE DEFINITIONS ASSIGNED TO THEM IN THE SUBSCRIPTION AGREEMENT BETWEEN THE HOLDER AND THE CORPORATION IN RELATION TO THE PURCHASE OF FLOW-THROUGH SPECIAL WARRANTS.

THIS IS TO CERTIFY that, * [NAME AND ADDRESS OF SPECIAL WARRANTHOLDER] (the "SPECIAL WARRANTHOLDER") is entitled to acquire, without payment of additional consideration or any further action on the part of the Special Warrantholder, one Common Share (as defined below, and subject to adjustment as hereinafter provided) in the capital of Patch International Inc. (the "CORPORATION") for each Flow-Through Special Warrant represented hereby at any time before the Expiry Date (as defined below). Flow-Through Special Warrants not converted into Common Shares before the Expiry Date will convert automatically, without any further action on the part of the Special Warrantholder, at 5:00 p.m. (Calgary time) (the "TIME OF EXPIRY") on the date (such date being the "EXPIRY Date") Canaccord Capital Corporation (the "AGENT") receives written confirmation (the "CONFIRMATION") from counsel to the Corporation that the Corporation has increased its authorized number of Common Shares to a number not less than 200,000,000 Common Shares, as evidenced by a Certificate of Amendment for Nevada Profit Corporations filed with the Secretary of State of Nevada, which has come into effect.



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All  Flow-Through  Special  Warrants  shall  rank  PARI  PASSU  with  all  other
Flow-Through Special Warrants whatever may be the actual date of issue of the Flow-Through Special Warrant Certificates that evidence same.

 The Common Shares issuable by the Corporation pursuant to the terms of the Flow-Through Special Warrants are collectively the "UNDERLYING SHARES".

On conversion of the Flow-Through Special Warrants to the Underlying Shares pursuant to the terms of this Flow-Through Special Warrant Certificate, the Corporation will issue such Underlying Shares to the Special Warrantholder within five business days of the Time of Expiry at the address of the Special Warrantholder appearing on the Flow-Through Special Warrant Register.

Delivery of the certificates representing the Underlying Shares issuable herein will be made at the address of the Special Warrantholder appearing on the Flow-Through Special Warrant Register or such other address as may be provided by the Special Warrantholder to the Corporation in writing.

NOTWITHSTANDING  ANYTHING ELSE IN THIS FLOW-THROUGH SPECIAL WARRANT CERTIFICATE,
THE:

         (A) MAXIMUM NUMBER OF UNDERLYING SHARES THAT MAY BE ISSUED IS LIMITED TO A MAXIMUM OF ONE (1) UNDERLYING SHARE FOR EACH SPECIAL WARRANT REPRESENTED HEREBY (SUBJECT TO ADJUSTMENT AS HEREINAFTER PROVIDED); AND

         (B) IF THE CORPORATION HAS NOT INCREASED ITS AUTHORIZED CAPITAL TO NOT LESS THAN 200,000,000 COMMON SHARES PRIOR TO THE DATE THAT THE CORPORATION MUST ISSUE ANY UNDERLYING SHARES IN ACCORDANCE WITH THE PROVISIONS OF THIS FLOW-THROUGH SPECIAL WARRANT CERTIFICATE, THE CORPORATION WILL ISSUE SUCH UNDERLYING SHARES IMMEDIATELY AFTER THE EXPIRY DATE.

Within five (5) business days of the Time of Expiry, the Corporation will give notice to the Special Warrantholder at the address of the Special Warrantholder appearing on the Flow-Through Special Warrant Register that:

         (a) the Corporation has increased its authorized number of Common Shares to a number not less than 200,000,000 Common Shares, as evidence by a Certificate of Change for Nevada Profit
                  Corporations filed with the Secretary of State of Nevada, which has come into effect; and

         (b)      the Underlying Shares have been issued.

Thereafter, all Flow-Through Special Warrant Certificates shall be void and of no value or effect.

As used in this Flow-Through Special Warrant Certificate, the following words and terms will have the indicated meanings and grammatical variations of such words and terms will have corresponding meanings:

         (a) "BUSINESS DAY" means a day other than a Saturday, Sunday, any statutory holiday or any other day on which banks are generally closed in Calgary, Alberta, Canada;

         (b) "COMMON SHARES" means a share of common stock, US $0.001 par value in the capital of the Corporation, as constituted at the date hereof; provided that in the event of a change, reclassification, subdivision, redivision, reduction, combination, or consolidation thereof, or successive such changes, reclassifications, subdivisions, redivisions, reductions, combinations or consolidations, and subject to adjustment, if any, having been made in accordance with the provisions below, "Common Shares" will mean the shares or other securities resulting from such change, reclassification, subdivision, redivision, reduction, combination or consolidation;

         (c) "DIRECTOR" means a director of the Corporation for the time being and "directors" or "board of directors" means the board of directors of the Corporation or, if duly constituted and empowered, the executive committee of the board of directors of the Corporation for the time being, and


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                                      -3-


                  reference, without further elaboration, to action by the directors means action by the directors of the Corporation as a board or action taken by the said executive committee as such committee;

         (d) "FLOW-THROUGH SPECIAL WARRANTS" means the flow-through Special Warrants of the Corporation evidenced by this Flow-Through Special Warrant Certificate;

         (e) "FLOW-THROUGH SPECIAL WARRANT REGISTER" means the register to be maintained by the Corporation pursuant to the terms hereof; and

         (f)      "SHAREHOLDER" means any shareholder of the Corporation.

The Corporation will pay all expenses and charges payable in connection with the preparation, execution and delivery of the certificate(s), except that in case any such certificate(s) is(are) to be registered in a name or names other than the Special Warrantholder or its nominee, funds sufficient to pay all stock transfer taxes payable in connection with the execution and delivery of such certificate(s) will be paid by the Special Warrantholder to the Corporation prior to the time of delivery of such certificate(s) as set out above. The Corporation covenants and agrees that all Underlying Shares will, when issued in accordance with the terms hereof, be fully paid and non-assessable.

The Corporation will cause the certificates evidencing the Underlying Shares thereby issued to bear such legend as may, in the opinion of counsel to the Corporation, be necessary in order to avoid a violation of any securities laws or any securities regulation, except that if, at anytime, in the opinion of counsel to the Corporation, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at such holder's expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such shareholder is entitled to sell or otherwise transfer such Underlying Shares in a transaction in which such legends are not required, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend.

If this Flow-Through Special Warrant Certificate is stolen, lost, mutilated or destroyed, the Corporation may, on such reasonable terms as to indemnity or otherwise as it may impose, deliver a replacement Flow-Through Special Warrant Certificate of like denomination, tenor and date as the Flow-Through Special Warrant Certificate so stolen, lost, mutilated or destroyed. Further, this Flow-Through Special Warrant Certificate is exchangeable, upon the surrender hereof by the holder at the offices of the Corporation, for a new Flow-Through Special Warrant Certificate of like tenor representing in the aggregate the right to subscribe for and purchase the number of Underlying Shares which may be subscribed for and purchased hereunder, each of such new Flow-Through Special Warrant Certificates to represent the right to subscribe for and purchase such number of Underlying Shares as in effect (in the aggregate) at the time of such surrender.

If and whenever at any time from the date hereof and prior to the Time of Expiry, the Corporation shall:

         (a) subdivide, redivide or change its outstanding Common Shares into a greater number of shares; or

         (b) reduce, combine or consolidate its outstanding Common Shares into a lesser number of shares;

then in each such event the number of Common Shares issuable on each Flow-Through Special Warrant will be adjusted, immediately after the effective date of such subdivision, redivision, change, reduction, combination or consolidation, by multiplying the number of Common Shares theretofore issuable on such Flow-Through Special Warrant by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately after such date and the denominator of which shall be the total number of Common Shares outstanding immediately prior to such date. Such adjustment shall be made successively whenever any event referred to herein shall occur.

If and whenever at any time from the date hereof and prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described above or an amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or



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                                      -4-


a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, the Special Warrantholder has not been issued any Underlying Shares pursuant to the Flow-Through Special Warrants prior to the effective date of such reclassification, reorganization, amalgamation, arrangement, merger, sale or conveyance, shall, upon the issuance of Underlying Shares thereafter, be entitled to receive and shall accept, in lieu of the number of Underlying Shares to which such Special Warrantholder was previously entitled, the number of shares or other securities or property of the
Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or to which such sale or conveyance may be made, as the case may be, that the Special Warrantholder would have been entitled to receive on such reclassification, reorganization, amalgamation, arrangement, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the Special Warrantholder had been the registered Special Warrantholder of that number of Underlying Shares equal to the number of Underlying Shares issuable under the terms of this Flow-Through Special Warrant Certificate. If determined appropriate by the board of directors to give effect to or to evidence the provisions hereof, the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, will, prior to or contemporaneously with any such reclassification, reorganization, amalgamation, arrangement, merger, sale or conveyance, enter into an indenture that will provide, to the extent possible, for the application of the provisions set forth herein with respect to the rights and interests thereafter of the Special Warrantholder, to the end that the provisions set forth herein will thereafter correspondingly be made applicable, as nearly as may reasonably be possible, with respect to any shares, other securities or property to which the Special Warrantholder is entitled pursuant to the provisions of this Flow-Through Special Warrant Certificate. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity will provide for adjustments that will be as nearly equivalent as may be practicable to the adjustments provided herein and will apply to successive reclassifications, reorganizations, amalgamations, arrangements, mergers, sales or conveyances.

No adjustment will be made in the number of Underlying Shares that may be issued unless it would result in a change of at least one-hundredth of a Underlying Share (provided, however, that any adjustments not required to be made by reason hereof will be carried forward and taken into account in any subsequent adjustment). As a condition precedent to the taking of any action that would require an adjustment pursuant to these provisions, the Corporation will take any action that may, in the opinion of counsel, be necessary in order that the Corporation may validly and legally issue, as fully paid and non-assessable, all Underlying Shares that the Special Warrantholder is entitled to receive in accordance with the provisions set out in this Flow-Through Special Warrant Certificate.

The Corporation will make no adjustment in the number of Underlying Shares in respect of any event described above, if the holders of Flow-Through Special
Warrants are entitled to participate in such event on the same terms MUTATIS MUTANDIS as if such holders had been issued the Underlying Shares prior to or on the effective date or record date of such event.

In any case in which the terms of the Flow-Through Special Warrants evidenced by this Flow-Through Special Warrant Certificate require that an adjustment become effective as of a particular time, the Corporation may defer, until such time, issuing to the Special Warrantholder issuable after the record date for the event giving rise to the adjustment and before such time the kind and amount of Common Shares, other securities or property to which the holder would be entitled upon such issuance by the Corporation by reason of the relevant adjustment, provided, however, that the Corporation delivers to the Special Warrantholder an appropriate instrument evidencing such holder's right, upon the occurrence of any event requiring the adjustment, to the relevant adjustment.

At least 21 days prior to the effective date or record date, as the case may be, of any event which requires or might require an adjustment in any attribute of the Flow-Through Special Warrants evidenced by this Flow-Through Special Warrant Certificate, including the number of Common Shares or other securities or property that may be acquired as result of the terms contained herein, the Corporation will give notice to Special Warrantholder of the particulars of such event and, if determinable, the Corporation will promptly after such adjustment is determinable give notice to the holder of the adjustment.

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Flow-Through Special Warrants, including the number of Common Shares which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation or a successor corporation has unissued and reserved in its


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                                      -5-


authorized capital and may validly and legally issue as fully paid and non-assessable all the shares which the holders of such Flow-Through Special Warrants issued by it are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

On the happening of each and every event referred to above that gives rise to an adjustment, the applicable provisions of these Flow-Through Special Warrants are deemed to have been amended, accordingly.

A register of Special Warrantholders will be maintained by the Corporation at its head office or by the Corporation's counsel, Borden Ladner Gervais LLP, at 1000, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2. The name and address of the registered Special Warrantholder(s) of all Flow-Through Special Warrants and particulars of all Flow-Through Special Warrant Certificates will be entered in the register of Special Warrantholders.

TRANSFERS OF THE FLOW-THROUGH SPECIAL WARRANTS MAY BE SUBJECT TO RESTRICTIONS UNDER APPLICABLE SECURITIES LAW AND APPLICABLE REQUIREMENTS OF REGULATORY AUTHORITIES. HOLDERS OF FLOW-THROUGH SPECIAL WARRANT CERTIFICATES SHOULD CONSULT THEIR OWN PROFESSIONAL ADVISORS IN ORDER TO ASSESS THE LEGAL ASPECTS OF A TRANSFER OF THE FLOW-THROUGH SPECIAL WARRANTS.

Any notice or other communication required or permitted to be given under the Flow-Through Special Warrants will be in writing and may be given by facsimile, by courier or by hand-delivery as provided below. Any such notice or other communication, if sent by facsimile, will be deemed to have been received on the business day on which it was sent, or if delivered by courier will be deemed to have been received on the business day following the day on which it was sent, or if delivered by hand shall be deemed to have been received at the time it is delivered. Notices and other communications shall be addressed and delivered as follows:

         (a)      in the case of the Corporation, to its head office at:

                  Suite 300, 441 - 5th Avenue S.W.
                  Calgary, Alberta
                  T2P 3E6

         (b) in the case of the Special Warrantholder, at the address of the Special Warrantholder as set forth on the Flow-Through Special Warrant Register.

The Flow-Through Special Warrants shall be governed by and construed in accordance with the laws of Alberta and the federal laws of Canada applicable therein.

In the event that any day upon or by which any action is required to be taken by the Corporation or the Special Warrantholder is not a business day, then such action shall be required to be taken on or by the next succeeding day that is a business day.

Words importing the singular number only include the plural and VICE VERSA and words importing any gender include all genders.

In the event any provision of this certificate shall be void or unenforceable for any reason, it shall be severed from the remainder of the provisions and such remainder shall remain in full force and effect notwithstanding such severance. Any court with jurisdiction over any dispute with respect to the Flow-Through Special Warrants may amend the provisions of this Flow-Through Special Warrant Certificate to the minimum extent required to render the impugned provision valid and enforceable.

The Corporation covenants with the Special Warrantholder that so long as the Flow-Through Special Warrant Certificates remain outstanding, it will at all times maintain its corporate existence, and will keep or cause to be kept proper books of account in accordance with generally accepted accounting practice and will send to the Special Warrantholder copies of all financial statements and other material furnished to the holders of Common Shares.



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                                      -6-


The Corporation will at all times after the Confirmation, for so long as the Flow-Through Special Warrants are outstanding ensure that its authorized capital is sufficient to permit the issuance of all Underlying Shares.

Nothing contained in this Flow-Through Special Warrant Certificate will affect or restrict the right of the Corporation to issue Common Shares from time to time.

The Special Warrantholder may, at any time prior to the Expiry Date, upon surrender hereof to the Corporation, exchange this Flow-Through Special Warrant Certificate for other Flow-Through Special Warrant Certificates evidencing, in the aggregate, the same number of Flow-Through Special Warrants as are evidenced by this Flow-Through Special Warrant Certificate.

The holding of the Flow-Through Special Warrants evidenced by this Flow-Through Special Warrant Certificate does not constitute the Special Warrantholder hereof a shareholder or entitle the Special Warrantholder to any right or interest in respect thereof except as expressly provided in this Flow-Through Special Warrant Certificate.

The Flow-Through Special Warrants may only be transferred on the Flow-Through Special Warrant Register by the holder or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Corporation's counsel, upon surrendering to the Corporation the Flow-Through Special Warrant Certificates representing the Flow-Through Special Warrants to be transferred and due execution by the holder and its transferee of the transfer form attached to this Flow-Through Special Warrant Certificate and delivery of same to the Corporation and upon compliance with:

(i)      the conditions herein;

(ii)     such reasonable requirements as the Corporation may prescribe; and

(iii) all applicable securities legislation and requirements of regulatory authorities as confirmed by the transferor and transferee by their execution of the transfer form attached to the Flow-Through Special Warrant Certificate.

The transferee of any Flow-Through Special Warrant will be entitled to be entered on the Flow-Through Special Warrant Register as the holder of such Flow-Through Special Warrants free from all equities or rights of set-off or counter-claim between the Corporation and the transferor or any previous holder of such Flow-Through Special Warrants, except in respect of equities of which the Corporation is required to take notice by statute or order of a court of competent jurisdiction.

Time is of the essence hereof.

IN WITNESS WHEREOF the Corporation has caused this Flow-Through Special Warrant Certificate to be signed by its duly authorized officers as of February 27, 2007.

PATCH INTERNATIONAL INC.


Per:
       -------------------------------
       Authorized Signatory





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                          TRANSFER OF SPECIAL WARRANTS

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to



--------------------------------------------------------------------------------
(Print Name and Address of Transferee)


--------------------------------------------------------------------------------



(the "TRANSFEREE") a total of ___________________ Special Warrants of Patch International Inc. registered in the name of the undersigned Special Warrantholder on the records of Patch International Inc. evidenced by the Flow-Through Special Warrant Certificate attached and irrevocably appoints __________________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

Such certificates should be sent by first class mail to the following address:

     -----------------------------------

     -----------------------------------

     -----------------------------------

If less than all the Special Warrants represented by this Flow-Through Special Warrant Certificate are being transferred, the Flow-Through Special Warrant Certificate representing those Special Warrants not transferred will be registered in the name appearing on the face of this Flow-Through Special Warrant Certificate and such certificates should be sent by first class mail to the following address:

     -----------------------------------

     -----------------------------------

     -----------------------------------



DATED the ___ day of __________, 200_.



---------------------------------------     ------------------------------------
Signature Guaranteed                        (Signature of Special Warrantholder)

INSTRUCTIONS:

1. Signature of the Special Warrantholder must be the signature of the person appearing on the face of this Flow-Through Special Warrant Certificate.

2. If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

3. The Special Warrantholders signature on the Transfer Form must be guaranteed by a Schedule A major chartered bank/trust company or a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

4. SPECIAL WARRANTS ARE ONLY TRANSFERABLE IN ACCORDANCE WITH APPLICABLE LAWS. THE TRANSFER OF SPECIAL WARRANTS MAY RESULT IN THE COMMON SHARES OBTAINED NOT BEING FREELY TRADEABLE IN THE JURISDICTION OF THE PURCHASER AND ENDORSED WITH A LEGEND REFLECTING APPLICABLE HOLD PERIODS.

5. The Common Shares issuable thereof have not been registered under the UNITED STATES SECURITIES ACT OF 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States, and may not be transferred in the United States or to a U.S. Person unless the Special Warrants and the Common Shares have been registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available. In connection with any transfer of Special Warrants, the holder will be required to provide to the Corporation an opinion of counsel, or other evidence, in form reasonably satisfactory to the Corporation, to the effect that such transfer of Special Warrants does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities.